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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  December 22, 2000

                             Cheniere Energy, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                0-9092                                  95-4352386
        (Commission File Number)             (IRS Employer Identification No.)

          Three Allen Center
     333 Clay Street, Suite 3400
            Houston, Texas                              77002-4312
(Address of principal executive office)                 (Zip code)

      Registrant's telephone number, including area code:  (713) 659-1361

                               Two Allen Center
                         1200 Smith Street, Suite 1740
                             Houston, Texas 77002
         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

     On December 22, 2000, Cheniere Energy, Inc. ("Cheniere") consummated a private placement of 1,550,000 units consisting of one share of Cheniere's common stock, $.003 par value per share, and one warrant to purchase one-sixth of a share of Cheniere common stock at an exercise price of $3.00 per share.
The units were sold pursuant to Regulation D to approximately twenty-six accredited investors, including members of Cheniere's management and affiliates, who purchased an aggregate of $475,000. The total purchase price of the units sold was $3,100,000. The net proceeds of the offering, net of offering costs, were approximately $2,900,000 and will be used to fund exploration activities and for other general corporate purposes.

     Petrie Parkman & Co. acted as financial advisor to Cheniere in connection with the private placement and principals of Petrie Parkman & Co. purchased an aggregate of $500,000 in the offering.

     The holders of the new shares of common stock have been granted certain registration rights.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CHENIERE ENERGY, INC.
                              (Registrant)



                              By:   / s / Don A. Turkleson
                                    -------------------------------
                                   Don A. Turkleson
                                   Chief Financial Officer,
                                   Treasurer and Secretary

Date:  January 10, 2001